                                                                  EXHIBIT 10.6.1

                                                                  EXECUTION COPY

                      INTERCARRIER ROAMER SERVICE AGREEMENT
                      -------------------------------------


         THIS INTERCARRIER ROAMER SERVICE AGREEMENT (the "Agreement") is dated as of the 17th day of July, 1998 by and between AT&T Wireless Services, Inc., on behalf of itself and its Affiliates listed in Schedule I hereto (individually and collectively, "AT&T") and TeleCorp PCS, Inc., on behalf of itself and its Affiliates listed in Schedule 2 hereto (individually and collectively, "Company"). AT&T and Company are sometimes referred to, individually, as a "Party" and together as "Parties."

                                  R E C I T A L
                                  -------------

         WHEREAS, each of AT&T and Company desire to make arrangements to facilitate the provision of voice and voice-related mobile wireless radiotelephone service to the customers of the other Party, while such customers are using the wireless radiotelephone facilities of such Party, in accordance with the terms of this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises herein set forth and intending to be legally bound hereby, the Parties do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

         As used in this Agreement, the terms below shall have the following meanings:

         Affiliate means, with respect to a Party, any facilities-based CMRS operating company that (a) is controlled by or under common control with the Party, (b) is an entity in which the Party has at least fifty percent (50%) voting interest, (c) shares switching facilities with the Party, (d) is managed by the Party, or (e) is providing Service utilizing CMRS spectrum it has acquired from a Party.

         Approved CIBERNET Negative File Guidelines means the negative file guidelines appearing in the CIBER Record in effect from time to time.

         Authorized Receipt Point or "ARP" means the location or address of the Party designated by the Home Carrier as the delivery point for its CIBER records and authorized agent for performing CIBER edits.

         Authorized Roamer means a Roamer using equipment and an assigned telephone number with the NPA/NXX combinations listed in accordance with Article IV below for Serving Carrier has not received a negative notification in accordance with the provisions of this Agreement.

         CIBER means Cellular Intercarrier Billing Exchange Record.

         CIBER Record means the publication prepared by CIBERNET Corporation, a wholly-owned subsidiary of the Cellular Telecommunications Industry Association, as a service to the wireless communications industry. Unless specifically provided otherwise in this Agreement, all words and phrases defined in the CIBER Record shall have the meaning herein that they have therein.

         Clearinghouse means that entity which provides for the exchange of CIBER records and performs industry accepted CIBER edits, including edits to verify Industry Negative File information.

         CMRS means Commercial Mobile Radio Service.

         ESN means the Electronic Serial Number that is encoded in a wireless telephone set by the manufacturer and which is broadcast by such telephone.

         Home Carrier means a Party who is providing Service to its registered customers in a geographic area where it holds a license or permit to construct and operate a mobile wireless radiotelephone system and station.

         Industry Negative File means the negative file maintained by the authorized Clearinghouses in accordance with approved CIBERNET Negative File Guidelines.

         MIN means the "Mobile Identification Number" which is assigned by a Home Carrier to each of its registered customers.

         NPA/NXX combinations means the six-digit numerical combinations assigned by regulatory authorities to identify the area code and telephone number prefix for Service.

         Roamer means a customer of one Party who seeks Service within a geographic area served by the other Party.

         Service means telecommunications service for the transmission and reception of voice and voice-related features provided by means of radio frequencies that are or may be licensed, permitted or authorized now or in the future by the Federal Communications Commission (or any successor agency), and in respect of which service the user equipment is capable of and intended for usage during routine movement, including halts at unspecified points, at more than one location throughout a wide area public or private wireless network. Unless otherwise specifically agreed by the Parties, Service shall include personal base station services but, by way of example and without limitation, does not include fixed wireless services, two-way messaging wireless services (NBPCS), video broadcasting wireless services, television services (whether cable, broadcast or direct broadcast satellite), broadcast radio services, interactive informational or transactional content services such as on-line content network services, Internet based services, satellite based communications services, and air to ground communications services.

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         Serving Carrier means a Party who provides Service for registered customers of another Party while such customers are in the geographic area where the Serving Carrier, directly or through subsidiaries, provides Service.

                                   ARTICLE II

                              PROVISION OF SERVICE
                              --------------------

         2.1 Each Party shall provide, to any Authorized Roamer who so requests, voice communication service and any and all other types of Service that such Party provides to its own customers. Notwithstanding the foregoing, the Serving Carrier shall not be required to modify or supplement its system in any way to address any incompatibility in the technologies used by the Serving Carrier and the Home Carrier that may preclude the provision of Service to an Authorized Roamer. Service shall be provided in accordance with the Serving Carrier's own ordinary requirements, restrictions, practices, and tariffs, if applicable, and with the terms and conditions of this Agreement.

         2.2 Notwithstanding anything in this Agreement to the contrary, a Serving Carrier may suspend or terminate Service to an Authorized Roamer in accordance with the terms of its own ordinary requirements, restrictions, practices, and tariffs, but such suspension or termination shall not affect the rights and obligations of the Parties for Service furnished hereunder prior to such termination or suspension.

         2.3 In connection with its Service to Roamers, no Serving Carrier shall use recorded announcements or other inducements for an Authorized Roamer to discontinue the Service of its Home Carrier or, unless otherwise authorized herein, Roamer's use of a Serving Carrier's system.

         2.4 In the event that an operating entity becomes an Affiliate of a Party after the date of this Agreement, such Party may, upon thirty (30) days prior written notice to the other Party, add such operating entity to Schedule 1 or Schedule 2, as the case may be, at the expiration of which thirty-day period
(a) the customers of such entity shall be entitled to Service as Roamers from the other Party on the terms and conditions of this Agreement and (b) such operating entity shall provide Service to customers of the other Party who are Authorized Roamers, although the other Party is not obligated to request such Service or to require its customers to request such Service. Notwithstanding the foregoing, the other Party, in its reasonable discretion, may reject the addition of any such Affiliate by delivering written notice thereof prior to the expiration of the thirty-day period.

                                  ARTICLE III

                                    CHARGES
                                    -------

         Each Home Carrier whose customers (including the customers of its resellers) receive Service from a Serving Carrier as Authorized Roamers under this Agreement shall pay to the Serving Carrier who provided such Service one hundred percent (100%) of the Serving Carrier's charges for CMRS and one hundred percent (100%) of the toll charges set forth in Exhibit A. The amount of the charges for the use of each Serving Carrier's Service are set forth in Exhibit A attached to this Agreement.

                                   ARTICLE IV

                             EXCHANGE OF INFORMATION
                             -----------------------

         4.1 Exhibit B to this Agreement is a list furnished by the respective Parties of the valid NPA/NXX combinations used by their respective customers. These combinations shall be accepted by the other Party. Each NPA/NXX combination is and shall be within the entire line range (0000-9999), or a specified portion thereof. The minimum line range to be exchanged by the Parties shall be 1,000 line numbers. Each Party shall be responsible for all billings otherwise properly made under this Agreement to any number listed by such Party within the range or ranges specified by it in Exhibit B. Additions, deletions, or changes to NPA/NXX combinations and line number range(s) for the Home Carrier's customers may be made upon at least fifteen (15) days prior written notice to the Serving Carrier. Such notice shall be in the form attached as Exhibit B to this Agreement and shall include the requested effective date for the addition, deletion or change.

         4.2 Each Party shall provide to each other Party a list of MINs (from among those within the NPA/NXX combination(s) identified pursuant to Section 4.1 hereof) and ESNs (of the telephones to which the other Party is not authorized to provide Service pursuant to this Agreement), which shall be entered into the Industry Negative File. The approved CIBERNET Negative File Guidelines, as amended from time to time, shall be the governing criteria for the Parties. Thereafter, from time to time, as agreed by the Parties, each Party shall notify each other Party of all additions to, and deletions from, these lists for the customers of that particular Party. Such notifications shall be made during normal business hours of the Party being notified by facsimile or by telephone with a written confirmation and shall be effective one (1) hour after receipt.

         4.3 Each Party hereby agrees to indemnify each and all of the other Parties, together with their partners and any and all of their officers, directors, employees, agents and/or affiliates, against, and hold them harmless from, any and all claims, suits, demands, losses and expenses, including reasonable attorneys' fees and disbursements, which may result in any way whatsoever from the indemnified Party's denial of Roamer or local Service to any NPA/NXX and MIN combination which has been listed by the indemnifying Party as not being authorized to receive Service; provided that (i) the person seeking indemnification (the "Indemnified Person") provides notice of such claim promptly after its discovery to the Party from which indemnification is sought (the "Indemnifying Person") and in any event the Indemnifying Person will be released from any obligation hereunder to the extent it is prejudiced by any delay in the delivery of such notice, (ii) the Indemnifying Person shall have the right to assume the defense of such claim, (iii) the Indemnified Person shall provide such reasonable assistance and cooperation in the defense of such claim as is requested by the Indemnifying Person, and (iv) the Indemnified

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Person shall not settle or compromise any such claim without the prior written consent of the Indemnifying Person.

         4.4 Each Party, due to system limitations, may purge or delete numbers of its customers from the lists as referred to in Section 4.2 hereof, but in all such cases, such purging or deletion must be done in accordance with the approved CIBERNET Negative File Guidelines. If purging or deletion of numbers is done prior to the time periods established by such Guidelines, or through procedures not otherwise set forth, in the approved CIBERNET Negative File Guidelines, the Party implementing the purge or deletion will assume financial liability for any charges incurred by those numbers. All purges or deletions made pursuant to this Section 4.4 shall be given through the Parties and shall be in the form mutually agreed upon by the Parties and effective as of the time established by the approved CIBERNET Negative File Guidelines (unless otherwise modified by mutual agreement of the Parties.)

         4.5 Upon the implementation of wireless number portability in any portion of either Party's system, the Parties shall cooperate in establishing an alternative method for exchanging ESN, MIN, and NPA/NXX information required to permit roaming by the other Party's customers in their respective systems.

                                   ARTICLE V

                                     FRAUD
                                     -----

         5.1 The Parties will cooperate and, as necessary, supplement this Agreement in order to minimize fraudulent or other unauthorized use of their systems. If any Party reasonably decides that, in its sole judgment, despite due diligence and cooperation pursuant to the preceding sentence, fraudulent or other unauthorized use has reached an unacceptable level of financial loss and is not readily remediable, such Party may suspend the use of applicable NPA/NXX combinations, in whole or in part, pursuant to the terms of this Agreement.

         5.2 Each Party shall take reasonable actions to control fraudulent Roamer usage, including without limitation using either (i) a positive validation/verification ("PV') system provided by a mutually agreed upon validation/verification service under which the ESN, MIN and/or NPA/NXX used in a call in the Serving Carrier's system is compared against a list of Authorized Roamers or (ii) SS-7 connections through a network of carriers. The Parties shall work together in good faith to designate and implement a mutually agreeable PV system and enhancements thereto or alternative systems. The Home Carrier shall have no responsibility or liability for calls completed by a Serving Carrier without obtaining positive validation/verification as required herein.

         5.3 In addition to other procedures set forth in this Agreement, a Home Carrier may notify a Serving Carrier by facsimile, with written confirmation, that certain NPA/NXX combinations are not to receive Service. Any calls completed using such NPA/NXX combinations made one full business day or more after such notice has been given shall be the sole responsibility of the Serving Carrier and the Home Carrier shall not be charged any amount for such calls.

         5.4 Each Serving Carrier shall use commercially reasonable efforts to provide each Home Carrier with real-time visibility of call detail records delivered through a network compatible with AT&T's network. Such information shall be delivered within one hour of the applicable call. In the event that the Serving Carrier provides such a real-time visibility system, the Serving Carrier shall not be liable in any event for a temporary failure of the system unless the Serving Carrier has been notified of such failure by the Home Carrier and the Serving Carrier does not take commercially reasonable steps to remedy the failure. If the Serving Carrier has been so notified and has so failed to take such commercially reasonable steps, the Serving Carrier shall be liable for all unauthorized usage attributed to Home Carrier's subscribers during the period from the time Serving Carrier was notified of the problem to the time that the problem has been resolved to the reasonable satisfaction of the Home Carrier.

         5.5 For purposes of notification under this Article V, the following addresses and facsimile numbers shall be used:

                  If to AT&T: AT&T Wireless Services, Inc.
                           5000 Carillon Point
                           Kirkland, WA 98033
                           Attn: Billing and ICS Operations
                           Tel. No. 425-827-4500
                           Fax No. 425-828-1390

                  If to Company: TeleCorp PCS, Inc.
                            ____________________________
                            ____________________________
                            ____________________________
                            Attn: Product Development - Roaming
                            Tel. No. 202-261-4751
                            Fax No. 202-833-4882

         Each Party may change the names, addresses and numbers set forth above by providing notice to the other Party as provided in Article XIII below.

                                  ARTICLE VI

                                    BILLING
                                    -------

         6.1 Each Home Carrier shall be responsible for billing to, and collecting from, its own customers all charges that are incurred by such customers as a result of service provided to them as Authorized Roamers by the Serving Carrier. The Home Carrier shall also be responsible for billing its customers for, and remitting to, the Federal Government all federal excise tax that may be due in connection with the service being billed by it to its customers. While the Serving Carrier will be responsible for the computation and remittance of all state and local taxes, each Home Carrier shall be liable to the Serving Carrier for all such state and local taxes remitted by the Serving Carrier, for Authorized Roamers regardless of whether these amounts are paid to the Home Carrier by its customers.

         6.2 Each Serving Carrier who provides Service to an Authorized Roamer pursuant to this Agreement shall forward Roamer billing information, within five business days of the call date, in accordance with the procedures and standards set forth in the CIBER Record to the Home Carrier's Authorized Receipt Point. CIBER Type 50 and CIBER Type 70 records shall not be accepted without mutual signed agreement and if such mutual agreement is reached it will be attached to this Agreement. Any future revisions of the CIBER Record or additional record types must be mutually agreed upon before implementation. In the event the parties use the CIBERNET Net Settlement Program, or alternative settlement program such information must be in a format in compliance with the CIBER Record requirements or agreed upon format.

         6.3 Where the Authorized Roamer billing information required to be provided by the Serving Carrier in accordance with Section 6.2 above is not in accordance with the CIBER Record, the Home Carrier may return a record to the Serving Carrier as provided in the CIBER Record. Returning the defective record will be in accordance with CIBER Record established procedures. The Serving Carrier may correct the defective record and return it to the Home Carrier for billing, provided that the time period from the date of the Service call at issue to the receipt of the corrected record does not exceed sixty (60) days.

         6.4 No credit for insufficient data or defective records shall be permitted except as provided in Section 6.3 above, unless mutually agreed upon by both Parties.

         6.5 Each Home Carrier may at its discretion perform any necessary edits at its Clearinghouse on incollect or outcollect call records to ensure compliance with the terms of this Agreement.

                                  ARTICLE VII

                                  SETTLEMENT
                                  ----------

         7.1 Each Party will settle its accounts with the other Parties on the basis of billing information received as described in this Article VII. In the event both Parties use a net financial settlement procedure, the Parties shall not submit a paper invoice but will make payments in accordance with such net financial settlement procedures provided that the Parties may submit call records for payment that relate to calls made more than sixty (60) days from the date of the call if such call was the subject of a dispute or investigation regarding fraudulent or unauthorized use.

         7.2 If an incorrect roaming rate is charged by the Serving Carrier to the Home Carrier, the Serving Carrier shall refund all amounts in excess of the contract rate back to the Home Carrier within forty-five (45) days of notification by the Home Carrier. Each carrier shall have ninety (90) days from the end of the settlement period to invoice for amounts in excess of the contract rate. The Home Carrier will send a collection letter within sixty (60) days of the invoice date, within ninety (90) days of the invoice date, and within one hundred (120) days of the invoice date. If the invoice remains unpaid after one hundred twenty (120) days from the original invoice date, the Home Carrier may withhold the amounts from the CIBERNET Net Settlement Program or alternative settlement program.

         7.3 In the event that either Party does not use a net financial settlement procedure, the billing and payment for charges incurred under this Agreement shall be as set forth below.

         7.3.1 The parties shall determine amounts owed to each other for Service provided to Roamers in one-month periods with such period beginning on the sixteenth day of each calendar month and ending on the fifteenth day of the following month in which Service is provided. The end of this Period shall be referred to as "Close of Billing."

         7.3.2 The Parties shall send each other an invoice for Services used under this Agreement within fifteen (15) days after the Close of Billing.

         7.3.3 Each invoice shall contain the following information.

         (a)      Billing period used by Serving Carrier

         (b)      Batch sequence number

         (c)      Serving and Home Carrier System Identification Number

         (d)      Air Service charges

         (e)      Total toll charges (both intrastate and interstate)

         (f)      All other charges and credits

         (g)      Total taxes

         (h)      Total charges

         7.3.4 Payment on such invoices shall be made in the form of a check or a wire transfer which must be received by the invoicing party within thirty (30) days from the date of the invoice. Late payments shall be charged with a late payment fee of one and one half percent (1.5%) of the outstanding balance for each thirty-day period (or portion thereof) that such payments are late.

         7.3.5 Each Party may offset the amount owed to the other Party under this Agreement and a single payment of the balance to the Party entitled to receive such balance shall be made.

         7.4 If the Serving Carrier provides pre-call validation of the Home Carrier's customers, the Home Carrier agrees to implement Negative File Suppression at the Clearinghouse and the CIBERNET Negative File Guidelines and procedures do not apply.

                                  ARTICLE VIII

                      AUTOMATIC CALL DELIVERY AND HAND-OFF
                      ------------------------------------

         8.1 Each Party shall, as Serving Carrier, provide for automatic call delivery for customers of the other Party who are Roamers in the Serving Carrier's system. To this end, each Party shall continuously provide the hardware, software and transmission facilities required for such call delivery either directly between the systems of the Parties or indirectly through a separate network of wireless communications carriers. The hardware, software and transmission facilities provided by each Party hereunder shall at all times be operated and maintained to provide the most efficient level of service that is technically feasible and commercially reasonable to minimize transmission errors and Service interruptions.

         8.2 If the Parties have implemented linking facilities pursuant to
Section 8.3, the Serving Carrier shall automatically hand-off to the Home Carrier, and as requested shall automatically accept hand-off from the Home Carrier in order to provide Service as specified in Article II, calls to or from a customer of the Home Carrier in accordance with the hand-off procedures established for such linking facilities. To this end, each Party shall continuously provide the hardware, software and transmission facilities required for such call hand-off either directly between the systems of such Home and Serving Carrier or indirectly through a separate network of wireless communications carriers. The hardware, software and transmission facilities provided by each Party hereunder shall at all times be operated and maintained to provide the most efficient level of service that is technically feasible and commercially reasonable to minimize transmission errors and Service interruption.

         8.3 The Parties will work together to evaluate the economic advantage of various switch linking options to interconnect and facilitate networking of the Parties' respective systems as required by this Agreement. Should the Parties agree to install and maintain linking facilities, the cost of the linking facilities shall be allocated pursuant to the following provisions:

               8.3.1 AT&T and Company will each pay one-half of the equipment costs for the establishment of microwave facilities to link the Parties' respective systems for the purposes of automatic call delivery and automatic call hand-off. Each Party is solely responsible for the costs of preparing its own facilities for the system link.

               8.3.2 Equipment costs for the establishment of a landline link (T-1) to link the Parties' respective systems together for these purposes shall be split between the Parties as follows:

         (a) AT&T and Company shall each pay one-half of the cost for the installation, use, modification, or discontinuance of the linking facilities. Each Party is solely responsible for all costs to prepare its own facilities for the link between the systems.

         (b) For ease of administration, AT&T will order and be the customer of record ("COR") for such facilities. Company will reimburse AT&T monthly for its share of the recurring costs of such facilities. The COR shall be responsible for invoicing the other Party for its share of the costs, with payment due within 30 days of receipt of the invoice.

               8.3.3 The Parties agree that this Section 8.3 relates only to those costs necessary to establish the referenced facilities. This section is not applicable to the allocation of costs with respect to the provision of Service for each Parties' customers.

         8.4 The Parties acknowledge that they do not currently have the technical systems in place to allocate charges for cellular service provided by a Carrier when a customer's call is handed off from one system to another. The Parties agree that the revenues and costs for a call belong to the Party whose system operates the originating cell site (the "Bill and Keep System").

                                   ARTICLE IX

                 TERM, TERMINATION, AND SUSPENSION OF AGREEMENT
                 ----------------------------------------------

         9.1 This Agreement shall have a term commencing on the date first written above and continuing for a period of 20 years. Thereafter, this Agreement shall renew automatically on a year-to-year basis unless either party terminates the Agreement by written notice to the other party given at least 90 days prior to the conclusion of the original or any subsequent term. After ten years, the Agreement may be terminated by either party at any time upon 90 days prior written notice.

         9.2 This Agreement may be terminated or suspended by either Party immediately upon written notice to the other of a Default (as defined in Section 10.1) by the other Party. In addition, either Party may suspend this Agreement immediately upon written notice to the other Party of the existence of a breach of this Agreement, whether or not such breach constitutes a Default, which materially affects the Service being provided to Customers of the non-breaching Party. While any suspension of this Agreement, whether in part or in whole, is in effect, the Parties shall work together to resolve as expeditiously as possible the difficulty that caused the suspension. At such time as the Party originally giving notice of suspension concludes that the problem causing the suspension has been resolved, that Party shall give to the other written notice to this effect. This Agreement shall resume in full effect within five (5) business days after the Parties have mutually agreed that the problem has been resolved.

         9.3 The Parties shall cooperate to limit the extent and effect of any suspension of this Agreement to what is reasonably required to address the cause of the suspension.

         9.4 In the event that a Party transfers control of an Affiliate listed in Schedule 1 or Schedule 2, as the case may be, the Party shall provide at least four (4) months' prior written notice to the other Party and upon such transfer such Affiliate shall be deleted from the appropriate Schedule.

         The termination or suspension of this Agreement shall not affect the rights and liabilities of the Parties under this Agreement with respect to all Authorized Roamer charges incurred prior to the effective date of such termination or suspension.

                                   ARTICLE X

                                    DEFAULT
                                    -------

         10.1 A Party will be in "Default" under this Agreement upon the occurrence of any of the following events:

         10.1.1 Material breach of any material term of this Agreement, if such breach shall continue for thirty (30) days after receipt of written notice thereof from the nonbreaching Party;

         10.1.2 Voluntary liquidation or dissolution or the approval by the management or owners of a Party of any plan or arrangement for the voluntary liquidation or dissolution of the Party;

         10.1.3 A final order by the Federal Communications Commission ("FCC") revoking or denying renewal of CMRS licenses or permits granted to such Party which, individually or in the aggregate, are material to the business of such Party; or

         10.1.4 Such Party (i) filing pursuant to a statute of the United States or of any state, a petition for bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee for all or a portion of such Party's property, (ii) has filed against it, pursuant to a statute of the United States or of any state, a petition for bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee for all or a portion of such Party's property, provided that within sixty (60) days after the filing of any such petition such Party fails to obtain a discharge thereof, or
(iii) making an assignment for the benefit of creditors or petitioning for, or voluntarily entering into, an arrangement of similar nature, and provided that such filing, petition, or appointment is still continuing.

         10.2 All claims and disputes relating in any way to the performance, interpretation, validity, or breach of this Agreement, including but not limited to a claim based on or arising from an alleged tort, shall be resolved as provided in this Section 10.2. It is the intent of the Parties that any disagreements be resolved amicably to the greatest extent possible.

         10.2.1 If a disagreement cannot be resolved by the representatives of the Parties with day-to-day responsibility for this Agreement, such matter shall be referred to an executive officer of each of the Parties. The executive officers shall conduct face-to-face negotiations at a neutral location or such other location as shall be mutually agreed upon. If these representatives are unable to resolve the dispute within ten business days after either Party requests the involvement of the executive officers, then either Party may, but is not required to, refer the matter to mediation or arbitration, as applicable in accordance with Sections 10.2.2 and 10.2.3.

         10.2.2 In any case where the amount claimed or at issue is Five Hundred Thousand Dollars ($500,000) or more and the Parties are unsuccessful in resolving the disagreement, the Parties agree to submit the disagreement to non-binding mediation upon written notification by either Party. The Parties shall mutually select an independent mediator experienced in telecommunications system disputes. The specific format for the mediation shall be left to the discretion of the mediator. If mediation does not result in resolution of the disagreement within thirty days of the initial request for mediation, then either Party may, but is not required to, refer the matter to arbitration.

         10.2.3 Any disagreement not finally resolved in accordance with the foregoing provisions of this Section 10.2 shall, upon written notice by either Party to the other, be resolved by final and binding arbitration. Subject to this Section 10.2.3, such arbitration shall be conducted through, and in accordance with the rules of, JAMS/Endispute. A single neutral arbitrator shall decide all disputes. Each Party shall bear its own expense with respect to the arbitration, except that the costs of arbitration proceeding itself, including the fees and expenses of the arbitrator, shall be shared equally by the Parties. The arbitration shall take place in a neutral location selected by the arbitrator. The arbitrator may permit discovery to the full extent permitted by the Federal Rules of Civil Procedure or to such lesser extent as the arbitrator determines is reasonable. The arbitrator shall be bound by and strictly enforce the terms of this Agreement. The arbitrator shall make a good faith effort to apply applicable law, but an arbitration decision and award shall not be subject to review because of errors of law. The arbitrator shall have the sole authority to resolve issues of the arbitrability of any disagreement, including the applicability or running of any applicable statute of limitation. The arbitrator shall not have power to award damages in connection with any dispute in excess of actual compensatory damages nor to award punitive damages nor any damages that are excluded under this Agreement and each party irrevocably waives any claim thereto. The award of any arbitration shall be final, conclusive and binding on the Parties. Judgment on the award may be entered in any court having jurisdiction over the Party against which the award was made. Nothing contained in this Section 10.2.3 shall be deemed to prevent either party from seeking any interim equitable relief, such as a preliminary injunction or temporary restraining order, pending the results of the arbitration. The United States Arbitration Act and federal arbitration law shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this Agreement.

                                   ARTICLE XI

                             SUCCESSORS AND ASSIGNS
                             ----------------------

         11.1 Neither Party may, directly or indirectly, sell, assign, transfer, or convey its interest in this Agreement or any of its rights or obligations hereunder, including any assignment or transfer occurring by operation of law, without the written consent of both Parties, except that
(i) either Party may assign or delegate this Agreement or any of its rights or obligations hereunder to an Affiliate of such Party without the consent of the other Party, but such assignment or delegation will not relieve the Party of any of its obligations hereunder and (ii) a Party may assign its rights and obligations hereunder to an assignee of its Service license or permit issued by the FCC, provided that such assignee expressly assumes, by written instrument approved by the other Party, all of the obligations of such Party hereunder and thereby becomes a Party hereunder. In no event will an assignment permitted under this Section 11.1 without the consent of the other Party obligate a Serving Carrier to provide Service to any customers of the assignee or any of its Affiliates other than customers residing in the area in which the assignor previously was licensed to provide Service.

         11.2 No person other than a Party to this Agreement shall acquire any rights hereunder as a third-party beneficiary or otherwise by virtue of this Agreement.

                                  ARTICLE XII

                NO PARTNERSHIP OR AGENCY RELATIONSHIP IS CREATED
                ------------------------------------------------

         Nothing contained in this Agreement shall constitute the Parties as partners with one another or render any Party liable for any debts or obligations of any other Party, nor shall any Party hereby be constituted the agent of any other Party.

                                  ARTICLE XIII

                     NOTICES AND AUTHORIZED REPRESENTATIVES
                     --------------------------------------

         Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any Party to the other shall be in writing and delivered by hand delivery, certified mail (postage prepaid, return receipt requested), facsimile, or overnight air delivery service, as follows:

                  If to AT&T, to:     AT&T Wireless Services, Inc.
                                      5000 Carillon Point
                                      Kirkland, WA 98033
                                      Attn: Intercarrier Services

                  with a copy to:     AT&T Wireless Services, Inc.
                                      5000 Carillon Point
                                      Kirkland, WA 98033
                                      Attn: Legal Department

                  If to Company, to:  TeleCorp PCS, Inc.
                                      1101 17th St., N.W.
                                      Suite 900
                                      Washington, D.C. 20036
                                      Attn: Product Development--Roaming

                  with a copy to:     TeleCorp PCS, Inc.
                                      1101 17th St., N.W.
                                      Suite 900
                                      Washington, D.C. 20036
                                      Attn: Legal Department

or such other address as any Party may from time to time furnish to the other Party by a notice given in accordance with the terms of this Section. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, if mailed; subject to confirmation of receipt, on the date of receipt if received by 3:00 p.m., local time, on any business day and otherwise on the next business day, if by facsimile; and the next business day, if sent by overnight air delivery service.

                                  ARTICLE XIV

                                 CONFIDENTIALITY
                                 ---------------

         14.1 Each Party shall, and shall cause each of its Affiliates and each of its and their employees, agents, and contractors, to keep confidential and not use for any purpose, except as contemplated by this Agreement, any and all information and know-how provided to it by the other Party which is identified in writing as confidential ("Confidential Information"). Identification of information as confidential shall, in the case of information delivered in tangible form, appear on at least the face or first page of such information and, in the case of information communicated verbally, be given verbally contemporaneously with the delivery of the information and confirmed in writing within five business days thereafter. Notwithstanding the foregoing, the following information shall be treated as Confidential Information without any further identification as such: (i) The terms, but not including the mere existence, of this Agreement; and (ii) all information exchanged pursuant to
Article IV.

         14.2 Notwithstanding Section 14.1, a Party shall have no obligation to keep confidential any information that (a) was rightfully in the receiving Party's possession before receipt from the disclosing Party, (b) is or becomes a matter of public knowledge without violation of this Agreement by the receiving Party, (c) is received by the receiving Party from a third party in possession of and, to the best of the receiving Party's knowledge, with a right to make an unrestricted disclosure of such information, (d) is disclosed by the disclosing Party to a third party without imposing a duty of confidentiality on the third party, or (e) is independently developed by the receiving Party without the use of any Confidential Information. In addition, a Party may disclose any Confidential Information to the extent required by applicable law or regulation or by order of a court or governmental agency; provided, that prior to disclosure the Party shall use all reasonable efforts to notify the other Party of such pending disclosure and shall provide any reasonable assistance requested by the other Party to maintain the confidentiality of the information.

         14.3 The Parties agree that a Party will not have an adequate remedy at law in the event of a disclosure or threatened disclosure of Confidential Information in violation of this Article XIV. Accordingly, in such event, in addition to any other remedies available at law or in equity, a Party shall be entitled to specific enforcement of this Article XIV and to other injunctive and equitable remedies against such breach without the posting of any bond.

         14.4 The obligations under this Article XIV shall survive the termination of this Agreement for a period of three years.

                                   ARTICLE XV

                                  MISCELLANEOUS
                                  -------------

         15.1 The Parties agree to comply with, conform to, and abide by all applicable and valid laws, regulations, rules and orders of all governmental agencies and authorities, and agree that this Agreement is subject to such laws, regulations, rules and orders. All references in this Agreement to such laws, regulations, rules and orders include any successor provision. If any amendment to or replacement of the same materially alters the benefits, fights, and duties of the Parties hereunder, the Parties agree to negotiate in good faith an amendment to this Agreement to restore the respective positions of the Parties to substantially the same point as existed prior to such amendment or replacement.

         15.2 The Parties agree to use their respective best, diligent, and good faith efforts to fulfill all of their obligations under this Agreement. The Parties recognize, however, that to effectuate all the purposes of this Agreement, it may be necessary either to enter into future agreements or to amend this Agreement, or both. In that event, the Parties agree to negotiate with each other in good faith.

         15.3 This Agreement constitutes the full and complete agreement of the Parties. Any prior agreements among the Parties with respect to this subject matter are hereby superseded. This Agreement may not be amended, except by the written consent of the Parties. Waiver of any breach of any provision of the Agreement must be in writing signed by the Party waiving such breach or provision and such waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision. The failure of a Party to insist upon strict performance of any provision of this Agreement or any obligation under this Agreement shall not be a waiver of such Party's right to demand strict compliance therewith in the future.

         15.4 The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

         15.5 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         15.6 This Agreement shall be construed in accordance with the laws of the state of Washington without reference to the choice of law principles, except as subject to the United States Arbitration Act and the Federal Communications Act, each as amended.

         15.7 Neither Party shall be liable to the other Party for any special, indirect, consequential or punitive damages.

         15.8 The Parties agree that they will not use the name, service marks or trademarks of the other party or any of its Affiliates in any advertising, publicity releases or sales presentations, without such Party's written consent. Neither Party is licensed hereunder to conduct business under any logo, trademark, service or trade name (or any derivative thereof) of the other Party.

         15.9 Neither of the Parties will be liable for nonperformance or defective performance of its obligations under this Agreement to the extent and for such periods of time as such nonperformance or defective performance is due to reasons outside such Party's control, including, without limitation, acts of God, war, acts of any governmental authority, riots, revolutions, fire, floods, explosions, sabotage, nuclear incidents, lightning, weather, earthquakes, storms, sinkholes, epidemics, strikes, or delays of suppliers or subcontractors for the same causes. Neither Party shall be required to settle any labor dispute or other third party dispute in any manner which is deemed by that Party to be less than totally advantageous, in that Party's sole discretion.

         15.10 This Agreement is a non-exclusive arrangement between the Parties. Nothing contained in this Agreement is intended or should be construed to preclude or limit a Party from obtaining from or providing to a third party Service of a type available or required to be provided under this Agreement.


         EXECUTED as of the date first written above.

         AT&T WIRELESS SERVICES, INC.            TELECORP PCS, INC.



          /s/ [SIGNATURE ILLEGIBLE]               /s/ Thomas Sullivan
         -----------------------------           ------------------------------
         By:                                     By:
              Vice President                          President
         -----------------------------           ------------------------------
         Its:                                    Its

                                                                      SCHEDULE 1


                                                                            AT&T


Schedule 1:  AT&T Wireless Services, Inc. and its Affiliates


                       MKT# MARKET                       SID/BID                      OPERATING ENTITY/LICENSEE
                       -----------                       -------                      -------------------------
ALASKA                   187  Anchorage                  251                 Cellular Alaska Partnership
                         316  Alaska - 2 RSA Wasilia     30921               AT&T Wireless Services of Alaska, Inc.

CALIFORNIA               215  Chico                      311                 AT&T Wireless Services of California, Inc.
                          74  Fresno                     153                 AT&T Wireless Services of California, Inc.
                         142  Modesto                    30857               AT&T Wireless Services of California, Inc.
                          73  Oxnard-Ventura             30065               AT&T Wireless Services of California, Inc.
                         254  Redding                    513                 Redding Cellular Partnership
                          35  Sacramento                 129                 AT&T Wireless Services of California, Inc.
                         107  Stockton                   233                 AT&T Wireless Services of California, Inc.
                         150  Visalia                    30863               Visalia Cellular Telephone Company
                         274  Yuba City                  30861               Yuba City Cellular Telephone Company
                         124  Santa Barbara              531                 Santa Barbara Cellular Systems, Ltd.
                         338  California - 3 RSA         233                 AT&T Wireless Services of California, Inc.
                         343  California - 8 RSA         30859               AT&T Wireless Services of California, Inc.
                         347  California - 12 RSA        153                 AT&T Wireless Services of California, Inc.

CONNECTICUT              357  CT-1 (Litchfield)          1101                Litchfield Acquisitions Corporation

COLORADO                 117  Colorado Springs           30743               AT&T Wireless Services of Colorado, Inc.
                          19  Denver                     45                  AT&T Wireless Services of Colorado, Inc.
                         210  Fort Collins               30747               Fort Collins-Loveland Cellular Telephone Co.
                         243  Greeley                    30751               Greeley Cellular Telephone Company
                         350  Colorado - 3 RSA           30989               AT&T Wireless Services of Colorado, Inc.
                              (Vall/Grand Junction)

FLORIDA                  211  Bradenton                  30853               Bradenton Cellular Partnership
                         146  Daytona Beach              325                 AT&T Wireless Services of Florida, Inc.
                          51  Jacksonville               76                  AT&T Wireless Services of Florida, Inc.
                         137  Melbourne                  30851               Melbourne Cellular Telephone Company
                          12  Miami, Key West            37, 30277           AT&T Wireless Services of Florida, Inc.
                         245  Ocala                      30063               Ocala Cellular Telephone Company, Inc.
                          60  Orlando                    175                 AT&T Wireless Services of Florida, Inc.
                         167  Sarasota                   30849               Sarasota Cellular Telephone Company, Inc.
                          22  Tampa                      30283               AT&T Wireless Services of Florida, Inc.
                         363  FL-4 Citrus - Brooksville  30251               AT&T Wireless Services of Florida, Inc.
                         361  FL-2 Glades                37                  Talcom, Inc.
                         208  Fort Pierce, Vero Beach,   37, 30281, 30309    AT&T Wireless Services of Florida, Inc.
                              Sebastian
                         114  Lakeland                   37                  AT&T Wireless Services of Florida, Inc.
                          72  West Palm Beach            37                  AT&T Wireless Services of Florida, Inc.
                         370  FL-11                                          AT&T Wireless Services of Florida, Inc.
                         364  FL-5 Flagler (A2)                              Talcom, Inc.

HAWAII                   386  Hawaii - 2 RSA (Maui)      1159                AT&T Wireless Services of Hawaii, Inc.


IDAHO                    190  Boise                      289                 Boise City Cellular Partnership
                         391  Idaho - 4 RSA (Elmore)     30393               AT&T Wireless Services of Idaho, Inc.
LOUISIANA                219  Monroe                     463                 Monroe Cellular, Inc.
                         100  Shreveport                 229                 First Cellular Group of Shreveport, Inc.
                         455  LA - 2 A2                                      Monroe Cellular, Inc.
                         456  LA - 3 A3                                      First Cellular Group of Shreveport, Inc.

MINNESOTA                 15  Minneapolis                23                  AT&T Wireless Services of Minnesota, Inc.
                         288  Rochester, Austin          30233, 262321       Rochester CellTelCo
                         198  St. Cloud                  30235               St. Cloud Cellular Telephone Company, Inc.

MISSOURI                 163  Springfield                559                 MC Cellular Corporation, Inc.
                         239  Joplin                     30069               MC Cellular Corporation, Inc.
                         517  Missouri - 14 RSA (Monet)  30071               Auburn Television Group, Inc.

NEVADA                    93  Las Vegas                  211                 AT&T Wireless Services of Nevada, Inc.
                         171  Reno                       515                 Reno Cellular Telephone Company
                         545  Nevada - 3 RSA (Carson     30855               AT&T Wireless Services of Nevada, Inc.
                              City)

NEW JERSEY               550  Hunterdon (NJ-1)           1487                NJ Cellular, Inc.

NEW YORK                   1  New York                   25                  Cellular Telephone Company

OKLAHOMA                 260  Lawton, OK                 425                 OK-5 Cellular, Inc.
                          45  Oklahoma City              169                 Midwest Cellular Telephone Ltd Ptsp
                          57  Tulsa                      111                 AT&T Wireless Services of Tulsa, Inc.
                         598  OK-3 Grant                 30919               OK-3 Cellular, Inc.
                         599  OK-4 Nowata                                    AT&T Wireless Services, Inc.
                         600  OK-5                       1585                OK-5 Cellular, Inc.

OHIO                     199  Steubenville/Weirton       30317               McLang Cellular, Inc.
                         199  Wintersville, St.          30501, 30889        McLang Cellular, Inc.
                              Clairsville

OREGON                   135  Eugene                     61                  AT&T Wireless Services of Oregon, Inc.
                         229  Medford                    30867               Medford Cellular Telephone Company, Inc.
                          30  Portland                   61                  AT&T Wireless Services of Oregon, Inc.
                         148  Salem                      30869               Salem Cellular Telephone Company
                         607  Oregon 2 - Madras          31011               Pueblo Cellular Communications, Inc.
                         607  Oregon 2 - The Dallas      30293               Pueblo Cellular Communications, Inc.
                         607  Hood River                 1601                Pueblo Cellular Communications, Inc.

PENNSYLVANIA             143  Johnstown, Somerset        30051, 30971        McCaw Communications of Johnstown, Inc.
                          13  Pittsburgh                 39                  Pittsburgh Cellular Telephone Company

TEXAS                      9  Dallas                     33                  Metroplex Telephone Company
                          75  Austin                     107                 Texas Cellular Telephone Company Ltd
                                                                             Partnership
                         662  TX-11 Cherokee             1711                Northeast Texas Cellular Telephone Company
                         287  Bryan-College Station      297                 Texas Cellular Telephone Company Ltd
                                                                             Partnership
                         657  TX-6 Jack                  30287               McCaw Communications of Gainesville, TX,
                                                                             Inc.
                         160  Killeen-Temple             409                 Texas Cellular Telephone Company Ltd
                                                                             Partnership
                         206  Longview-Marshall          30473               Longview Cellular, Inc.
                         661  TX-10 Navarro              1709, 30953, 30969  AT&T Wireless Services, Inc.
                         668  TX-17 Newton               1723                Texas Cellular Telephone Company Ltd
                                                                             Partnership
                          33  San Antonio                151                 AT&T Wireless Services of San Antonio, Inc.
                         292  Sherman-Denison            30635               Texas Cellular Telephone Company Ltd.
                                                                             Partnership
                         240  Texarkana                  30475               Texarkana Cellular Partnership
                         237  Tyler                      579                 Northeast Texas Cellular Telephone Company

                         194  Waco                       587                 Texas Cellular Telephone Company Ltd
                                                                             Partnership
                         233  Wichita Falls, TX          595                 Wichita Falls CellTelCo
                         666  Lampassas/Johnson City     30773, 30843

UTAH                     159  Provo                      30871               Provo Cellular Telephone Company
                          39  Salt Lake City             91                  AT&T Wireless Services of Utah, Inc.
                         673  Utah - 1 RSA (Box Elder)   91                  AT&T Wireless Services of Utah, Inc.

WASHINGTON               270  Bellingham                 30877               Bellingham Cellular Partnership
                         212  Bremerton                  30873               Bremerton Cellular Telephone Company
                         242  Olympia                    30875               Olympia Cellular Telephone Company, Inc.
                          20  Seattle                    47                  AT&T Wireless Services of Washington, Inc.
                          20  Kirkland                   26345               AT&T Wireless Services of Washington, Inc.
                         109  Spokane                    231                 Spokane Cellular Telephone Company
                          82  Tacoma                     47                  AT&T Wireless Services of Washington, Inc.
                         191  Yakima                     30227               Yakima Cellular Telephone Company
                         699  Skamania                                       Pueblo Cellular Communications, Inc.
                         693  WA-1 Calallam                                  AT&T Wireless Services of Washington, Inc.
                         698  WA-6 Longview WA           30243               AT&T Wireless Services of Washington, Inc.
                         698  WA-6 Chehalls WA           30837               AT&T Wireless Services of Washington, Inc.
                         697  WA-5 Ellensburg/Moses      30231               AT&T Wireless Services of Washington, Inc.
                              Lakes
                         214  Tri Cities WA              30229               AT&T Wireless Services of Washington, Inc.

WEST VA.                 178  Wheeling                   30059               Wheeling Cellular Telephone Company


                       MKT# MARKET                       SID/BID                      OPERATING ENTITY/LICENSEE
                       -----------                       -------                      -------------------------
AT&T Wireless TDMA Digital PCS Markets - 1900 MHz Properties
------------------------------------------------------------
ARKANSAS                PCS   Little Rock                MTA 40              AT&T WIRELESS PCS, INC.
ARIZONA                 PCS   Phoenix                    4169                AT&T WIRELESS PCS, INC.
ILLINOIS                PCS   Chicago                    411                 AT&T WIRELESS PCS, INC.
NEBRASKA                PCS   Omaha                      4165                AT&T WIRELESS PCS, INC.
VIRGINIA                PCS   Richmond                   4177                AT&T WIRELESS PCS, INC.
WA DC                   PCS   Washington - Baltimore     4196                AT&T WIRELESS PCS, INC.
PUERTO RICO             PCS   Puerto Rico                4175                AT&T WIRELESS PCS, INC.
NEW MEXICO              PCS   El Paso/Albuquerque        4128                AT&T WIRELESS PCS, INC.
PENNSYLVANIA            PCS   Philadelphia               4167                AT&T WIRELESS PCS OF PHILADELPHIA, LLC
TENNESSEE               PCS   Memphis/Jackson            MTA:28              AT&T WIRELESS PCS, INC.
TENNESSEE               PCS   Knoxville                  4141                AT&T WIRELESS PCS, INC.
NORTH CAROLINA          PCS   Charlotte/Greensboro       4109                AT&T WIRELESS PCS, INC.
NORTH CAROLINA          PCS   Greensboro                 40117               AT&T WIRELESS PCS, INC.
SOUTH CAROLINA          PCS   Rock Hill                  40119               AT&T WIRELESS PCS, INC.
OHIO                    PCS   Cincinnati/Dayton          4113                AT&T WIRELESS PCS, INC.
OHIO                    PCS   Cleveland                  4116                AT&T WIRELESS PCS OF CLEVELAND, LLC
OHIO                    PCS   Columbus                   4117                AT&T WIRELESS PCS, INC.
NEW YORK                PCS   Buffalo/Rochester          4108                AT&T WIRELESS PCS, INC.
MISSOURI                PCS   St. Louis                  4189                AT&T WIRELESS PCS, INC.
KENTUCKY                PCS   Louisville/Lexington       4147                AT&T WIRELESS PCS, INC.
KENTUCKY                PCS   Nashville                  4158                AT&T WIRELESS PCS, INC.
MASSACHUSETTS           PCS   Boston/Providence          4105                AT&T WIRELESS PCS, INC.
MICHIGAN                PCS   Detroit                    4125                AT&T WIRELESS PCS, INC.
GEORGIA                 PCS   Atlanta                    4101                AT&T WIRELESS PCS, INC.

                                   Schedule 1


    AWS KANSAS CITY JOINT VENTURE MARKETS
Kansas                  179   Topeka                     30057        Airtouch Cellular of Kansas City, Inc.
Kansas                  89    Wichita                    165          AT&T Wireless Services, Inc.
Kansas                  24    Kansas City                59           CMT Partners
Kansas                  301   Lawrence                   30049        CMT Partners
Missouri                275   St. Joseph                 30055        St. Joseph CellTelCo


    Schedule 1 (AWS 850 Managed Markets)


                       MKT# MARKET                       SID/BID               OPERATING ENTITY/LICENSEE
                       -----------                       -------               -------------------------
Colorado               351   Canon City, CO              1089         CellUDyne
Idaho                  388   Coeur D'Alene, ID           1163         North American Cell
Maryland               467   Deep Creek, MD              1321         MD-1 LP
Oregon                 606   Newburg, OR                 30249        Crystal Communications Inc.
Oregon                 606   Astoria, OR                 30409        Crystal Communications Inc.
Texas                  658   Greenville, TX              1703         KO Communications
Texas                  666   San Saba, TX                1973         Concho Cellular
California             345   Sierra                      30237        Data Cellular Systems
California             346   El Dorado, CA               30239        Cellular Pacific
California             340   San Luis Obispo, CA         30425        C-1 San Luis Obispo
Louisiana              454   Ruston, LA                  30573        LA-1 Joint Venture
Utah                   674   Utah 2 (Morgan Park City)   30363        Omega

                                   SCHEDULE 2

                        Affiliates of TELECORP PCS, INC.


TeleCorp Communications, Inc.

                                    EXHIBIT A

                                 SERVICE CHARGES


Airtime Rates:
--------------

AWS Boston and TeleCorp BTAs within the Boston MTA, Boston (Rockingham, Stafford Counties NH, Hyannis, MA., Manchester, NH. and Worcester, MA

7/17/1998 through 7/16/1999                  $0.10 per minute or partial minute.
7/17/1999 through the remaining term of this Agreement:

TeleCorp and AWS agree that the airtime rates charged between the parties shall be the lower of (a) the actual AWS average retail rate charged by AWS to its Boston customers roaming into TeleCorp markets located within the Boston MTA (but not less than the actual AWS average retail rate charged by AWS to its Boston customers in the AWS Boston Market) or (b) $0.10 per minute.

AWS and remaining TeleCorp BTA's

7/17/1998 through 12/31/1999                 $0.25 per minute or partial minute.
1/1/2000 through 12/31/2000                  $0.20 per minute or partial minute.
1/1/2001 through 12/31/2001                  $0.15 per minute or partial minute.
1/1/2002 through 12/31/2002                  $0.10 per minute or partial minute.


7/17/2002 through the remaining term of this Agreement

TeleCorp and AWS agree that the airtime rates charged between the parties shall be the lower of (a) the actual AWS average retail rates charged by AWS to its customers roaming into TeleCorp markets (but not less than the actual AWS average retail rate charged by AWS to its customers) or (b) $0.10 per minute.

Neither Party will charge for incomplete calls, busy calls, 611 calls, feature activations or interconnect fees. Airtime rates are charged in full minute increments with each partial minute rounded to the next full minute.

Toll Rates:
-----------

$0.05 per InterLata minute and $0.02 per Intralata minute.

International toll rates shall be no more than AT&T tariff rates.

TeleCorp, Inc. and AWS agree to offer a toll free calling area within their respective cellular areas which reasonably approximates, or is larger than, the toll free area offered by the landline telephone company in the area.

Default rates apply to markets managed by AT&T Wireless Services on behalf of other carriers as shown on Schedule 1.

                                    EXHIBIT B

                                 Technical Data


         The following information is furnished by __________ to __________ pursuant to Section 4.1 of the Intercarrier Roamer Service Agreement between AT&T Wireless Services, Inc. and _______________________, by
_____________________:

--------------------------------------------------------------------------------
NPA/NXX        LINE RANGE             SID/BID               CITY START DATE
END DATE
--------------------------------------------------------------------------------







By:________________________

Title:_____________________

Issue Date:________________

The effective date shall be

---------------------------